Exhibit 99.1


                                                         1400 Union Meeting Road
                                                         Blue Bell, PA 19422
                                                         Phone:   215-619-2700
                                                         Fax:     215-619-7841



Shareholder Contacts:
Stephen E. Markert, Jr. of C&D: 215-619-7835
Joseph Crivelli of Gregory FCA, for C&D:  610-642-8253



                              For Immediate Release

          C&D Technologies Announces Preliminary Fourth Quarter Results

Blue Bell, PA--March 7, 2005--C&D Technologies (NYSE: CHP), a leading North American producer and marketer of electrical power storage and conversion products used in telecommunications and industrial applications, today announced it expects to report revenues of approximately $122 million for the fourth fiscal quarter ended January 31, 2005. The company further expects a net loss per share for its fourth fiscal quarter in the range of $0.04 to $0.06 per share, compared to the range for earnings per share of $0.08 to $0.12 previously forecasted.

These results were primarily due to the following factors: lower-than-expected profits in the company's Power Electronics Division, principally the recently acquired CPS operation, where non-cash charges for in-process R&D and amortization of intangibles contributed; the continued high cost of raw material (primarily lead); and transition costs at the new Reynosa, Mexico plant. The required annual assessment of goodwill is in process at this time and could affect the final results in a non-cash fashion.

Wade H. Roberts, Jr., president and chief executive officer of the company, said, "We are obviously very disappointed with the company's financial performance in fiscal 2005. We encountered a number of challenges that pressured earnings throughout the year, principally escalating raw material prices, the cost of transitioning manufacturing of battery products from Huguenot, New York, and Leola, Pennsylvania, to our Reynosa, Mexico facility, asset impairments, and the costs to comply with Sarbanes-Oxley requirements. These issues negatively affected 2005 pre-tax earnings performance by over $40 million."

In commenting on the outlook for the first quarter of fiscal 2006, Mr. Roberts stated, "We anticipate earnings per share will be in the range of break-even to plus or minus two cents, assuming the price of lead does not worsen."

As a result of the fourth quarter loss, the company breached its leverage ratio covenant under its $200 million revolving credit facility. The company has obtained a waiver and is renegotiating the credit facility to more accurately reflect the company's leverage on a going-forward basis.

C&D Technologies will hold a conference call on Tuesday, March 8, 2005 at 9:00 AM Eastern Standard Time to discuss these results in detail. To participate, please call 706-679-4521 approximately five minutes before the conference call start time. A replay of the conference call will be available at approximately 12:00 PM and will remain available until midnight on March 22, 2005. Please call 800-642-1687 (706-645-9291 for international callers) and enter PIN number 4619632 to access the replay.

A simultaneous webcast of the conference call may be accessed at the investor relations section of our website at http://www.cdtechno.com. To listen to the live call, please go to the web site at least 15 minutes early to register, download and install any necessary audio software. An archive of the conference call will be available approximately two hours after the conference call ends and will remain available on the company's website until March 22, 2005.

This press release may contain forward-looking statements (within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934), which are based on management's current expectations and are subject to uncertainties and changes in circumstances. Words and expressions reflecting something other than historical fact are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Factors that appear with the forward-looking statements, or in the company's Securities and Exchange Commission filings (including without limitation the company's annual report on Form 10-K for the fiscal year ended January 31, 2004, or the quarterly reports filed on Form 10-Q thereafter), could cause the company's actual results to differ materially from those expressed in any forward-looking statements made herein.

Section 404 of the Sarbanes-Oxley Act of 2002 requires management to perform an evaluation of the internal control over financial reporting and have its independent auditors attest to such evaluation. Along with other companies whose fiscal year ends January 31, the company must implement these requirements for the first time in connection with the preparation of the annual report for the year ending January 31, 2005. The company has been actively preparing for the implementation of this requirement by, among other things, establishing an ongoing program to document, evaluate and test the systems and processes necessary for compliance. If the company fails to complete and file its evaluation on a timely basis and in a satisfactory manner, it may be subject to additional scrutiny surrounding its internal control over financial reporting.